Exhibit 10.2
                                                                    ------------
                                                                  Execution Copy

                      CLARIFICATION AGREEMENT AND PROTOCAL

     THIS CLARIFICATION AGREEMENT AND PROTOCAL ("Agreement") is effective as of January 1, 2004 (the "Effective Date"), between EQUITY ONE, INC., a Maryland corporation (the "Company"), and Gazit-Globe (1982), Ltd., a company formed under the laws of Israel and principal stockholder of the Company (the "Stockholder").



                              W I T N E S S E T H:

     WHEREAS, the Company and the Stockholder, and/or the Stockholder's affiliates, have previously entered into an Agreement dated January 1, 1996 (the "Use Agreement") with respect to the use by Chaim Katzman or any of the Stockholder's employees of the Company's facilities, equipment, supplies and personnel necessary to conduct the Stockholder's business and affairs, for which uses the Stockholder agreed to pay the Company an annual sum of $10,000 (the "Use Payment");

     WHEREAS, the Company and the Stockholder, or the Stockholder's affiliates, have previously entered into an Investment Contract dated May 21, 1996 (the "Investment Contract"), which provided in pertinent part that the Company would prepare and furnish to the Stockholder or its affiliates certain financial statements of the Company required by the Stockholder for purposes of consolidating the financial results of the Company with those of the Stockholder as required by Israeli generally accepted accounting principals and the Tel Aviv Stock Exchange Ltd., on which the shares of capital stock of the Stockholder are currently traded;

     WHEREAS, the Company and the Stockholder desire to clarify the prior arrangements memorialized in the Use Agreement and Investment Contract, as more fully set forth in this Agreement, effective as of the Effective Date;

     NOW, THEREFORE, in consideration of the provisions herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties (the "parties") hereto agree as follows:

     SECTION 1. Term. The term of this Agreement shall commence effective as of the Effective Date and shall continue until December 31, 2008 and shall be automatically renewed annually thereafter, unless either party gives the other party prior written notice at least 90 days prior to the termination date of the party's intent not to renew this Agreement.

     SECTION 2. Use of Company's Facilities.

          (a) The Company and the Stockholder hereby agree, in order to clarify the Use Agreement and subject to Section 3 below, that the "use" specified by the Use Agreement entitles Chaim Katzman and/or any of the Stockholder's employees reasonable access to the Company's facilities, equipment and supplies and to the Company's Chief Financial Officer, General Counsel, Chief Accounting Officer and Chief Information Officer in order in each case to conduct its business and affairs; provided that such use does not

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     significantly interfere with the business operations of the Company and its employees.

          (b) Subject to subsection 2(c) and Section 3 below, it is hereby clarified that the Use Payment is the total and exclusive consideration to which the Company is entitled with respect to its obligations under the Use Agreement.

          (c) Notwithstanding anything herein or the Use Agreement to the contrary, the Stockholder agrees to pay any identifiable and verifiable third-party costs incurred by the Company as a result of such use under the Use Agreement (if, for any reason, the actual payment for such invoice is made by the Company and not by the Stockholder, such payment will be reimbursed by the Stockholder within 10 days written request therefor).

     SECTION 3. Information Technology Services.

          (a) Without derogating from the generality of Section 2 above, the Company agrees to make available for the reasonable use at reasonable times by the Stockholder certain information technology services, including, without limitation, the services of certain information technology personnel of the Company, desktop working stations for those employees of Stockholder located in Miami, Florida, partial T1 connectivity, daily tape/memory backups, server maintenance, periodic updates and cleanups, minor tech support, remote connectivity to Stockholder's server, email, access to the Company's printers, print presentations, and firewall, VPN and antivirus updates. These services shall be in a manner which is consistent with the provision of such services by the Company and its employees prior to the date hereof.

          (b) In consideration for the provision of the services by the Company described in subsection 3(a), the parties agree that, as of the Effective Date, the Company shall charge to the Stockholder, and the Stockholder agrees to pay and reimburse to the Company, a monthly fee equal to $1,500. The Company shall invoice the Stockholder as it incurs such costs and fees, but no more frequently than monthly. The Stockholder agrees to pay such invoices within 10 days of its receipt thereof.

          (c) Notwithstanding Section 1 above or anything else herein to the contrary, either of the parties may terminate this Section 3 and thereby the provision of the information technology services (but not any other section of this agreement) by providing the other party written notice at least 180 days prior to the requested termination date. Such termination of
     Section 3, shall not affect the other sections of this Agreement, which shall continue in full force and effect.

     SECTION 4. Israeli Financial Statements. Notwithstanding anything in the Investment Contract to the contrary, the Company agrees that for so long as the Stockholder's ownership of the Company is required, according to accounting principals generally accepted in Israel ("Israeli GAAP"), to be presented in the Stockholder's financial statements on a consolidated basis or on an equity method basis, it will provide

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

to the Stockholder (i) consolidated quarterly unaudited financial statements of the Company prepared in accordance with Israel GAAP (subject to normal year-end adjustments), (ii) consolidated annual audited financial statements of the Company prepared in accordance with Israeli GAAP, together with the notes thereto and (iii) supporting schedules and documentation for (i) and (ii) ((i), (ii) and (iii) are collectively referred to herein as the "Israeli Financial Statements"). The Stockholder hereby agrees that it shall pay any identifiable and verifiable third-party costs incurred by the Company as a result of preparing the Israeli Financial Statements (including, without, limitation the costs and fees of the Company's independent auditors incurred therefor) (if, for any reason, the actual payment for such invoice is made by the Company and not by the Stockholder, such payment will be reimbursed by the Stockholder within 10 days written request therefor).

     SECTION 2. Termination. Either party may immediately terminate this Agreement in the event that:

          (a) the other party shall have materially breached any duty, covenant or obligation under the terms of this Agreement and such breach shall have continued for a period of ten (10) days after notice thereof by the party seeking to terminate this Agreement to the other party (or, if such breach is not reasonably subject to cure within ten (10) days, such longer period as may be required to effect a cure, provided breaching party initiates curative action within such ten (10) day period and thereafter is diligently, continuously and in good faith pursuing a cure); or

          (b) the other party files a voluntary petition in bankruptcy, makes a general assignment for the benefit of creditors, files a petition or other documents seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating such other party as bankrupt or insolvent or approving a petition seeking reorganization of such other party or appointing a receiver, trustee, or liquidator for such other party or all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days.

     SECTION 6. Effect of Termination. Upon the expiration of the term of this Agreement or the termination of this Agreement under Section 5 hereof, the rights and obligations of the parties shall terminate, with the exception of rights and obligations accruing prior to the termination hereof, and the obligations of the parties to make the payments that may be required with respect to months prior to such termination shall survive until satisfied in full.

     SECTION 7. Notices. Any notice required or permitted to be given hereunder shall be deemed given when actually delivered by overnight courier, facsimile, hand or United States mail, by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or such other address as may be given to the other party in writing):

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


                                     Equity One, Inc.
     To the Company:                 1696 NE Miami Gardens Drive
                                     Miami, Florida 33179
                                     Attention: Chief Financial Officer
                                                       General Counsel
                                     (305) 947-1734 (facsimile)

                                     Gazit-Globe (1982), Ltd.
     To the Stockholder:             1 Derech Hashalom
                                     Tel Aviv, ISRAEL, 67892
                                     Attention: Chief Financial Officer
                                     972-3-6961910 (facsimile)


     SECTION 8. Assignment. Neither party shall not assign this Agreement or any of its rights or obligations hereunder with the prior written consent of the other party. Any attempted assignment in violation of this Section shall be void ab initio.

     SECTION 9. Attorneys' Fees. In the event either party is required to seek legal counsel to enforce the terms and provisions of this Agreement, the prevailing party in any action shall be entitled to recover attorneys' fees and costs (including on appeal).

     SECTION 10. Entire Agreement. This Agreement, together with the Use Agreement and the Investment Contract, contain the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements, both oral and written, between the Company and the Stockholder with respect to the matters discussed herein. This Agreement may be changed only by agreement in writing signed by both parties. For the avoidance of doubt, it is hereby clarified that if this Agreement shall be terminated for any reason, such termination shall not effect the validity of the Use Agreement and the Investment Contract, which shall continue to be in full force and effect in accordance with their terms.

     SECTION 11. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

     SECTION 12. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of law. Each of the parties (i) agrees that any suit, action or legal proceeding relating to this Agreement shall be brought in the courts of the State of Florida in Miami-Dade County; (ii) consents to the jurisdiction of each such court in any suit, action or proceeding; (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such court; and (iv) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules of the State of

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Florida.  The parties,  to the full extent  permitted by law, hereby  knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, relinquishes and forever forgoes that right to a trial by jury in any action or proceeding based upon, arising out of, or in any way relating to this Agreement or any conduct, act or omission of the parties, or any of their director, officers, partners, members, employees, agents or attorneys, or any other persons affiliated with the parties, in each of the foregoing cases whether sounding in contract, tort or otherwise.

     SECTION 13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed and original but all of which together shall constitute one and the same Agreement.

     SECTION 14. Headings. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define, or limit the extent or intent of the Agreement or of any part hereof.























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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                               THE COMPANY:

                               EQUITY ONE, INC., a Maryland corporation


                               By:   /s/ Howard M. Sipzner
                                     -----------------------------------
                                     Howard M. Sipzner
                                     Chief Financial Officer




                               THE STOCKHOLDER:

                               GAZIT-GLOBE (1982), LTD., an Israeli corporation


                               By:  /s/ Gil Kotler
                                    -------------------------------------
                                    Gil Kotler
                                    Chief Financial Officer















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